UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED –April 15, 2009

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

Wireless Age Communications, Inc. (“Wireless Age” or the “Registrant”) was not able to finalize the audit of its December 31, 2008 year end results within the period prescribed under the provisions of Rule 12B25.  The delay has been caused by accounting issues arising from the receivership order granted over its operating subsidiaries Wireless Age Communications Ltd. (“Wireless Communications”) and Wireless Source Distribution Ltd. (“Wireless Source”) on January 9, 2009.  The issues include obtaining details of the result of any sale of Wireless Communications and Wireless Source assets by the receiver.

The registrant is eligible for a 30 day grace period and intends to complete the audit and file form 10-K during this period.

On April 15, 2009, the Company issued a press release titled Wireless Age Announces Delay in Filing Form 10-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: April 15, 2009	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer